Exhibit 19.1

 Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               7

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $24,372,399.85                $6,013.21          $24,378,413.06
  Repurchased Loan Proceeds Related to Interest                          44,456.09                     0.00               44,456.09
                                                                         ---------                     ----               ---------
      Total                                                         $24,416,855.94                $6,013.21          $24,422,869.15

  Servicer Advances:
  Principal Advances                                                         $0.00               $12,006.27              $12,006.27
  Interest Advances                                                   4,280,331.20                   755.07            4,281,086.27
                                                                      ------------                   ------            ------------
      Total                                                          $4,280,331.20               $12,761.34           $4,293,092.54

  Principal:
  Principal Collections                                            $118,230,389.15              $215,711.55         $118,446,100.70
  Prepayments in Full                                                63,346,110.48                44,573.46           63,390,683.94
  Prepayments in Full Due to Administrative Repurchases                       0.00                   497.47                  497.47
  Repurchased Loan Proceeds Related to Principal                      2,716,082.82                     0.00            2,716,082.82
  Payahead Draws                                                              0.00                25,561.31               25,561.31
                                                                              ----                ---------               ---------
      Total                                                        $184,292,582.45              $286,343.79         $184,578,926.24

  Liquidation Proceeds                                                                                                $2,407,418.09
  Recoveries from Prior Month Charge-Offs                                                                                 80,098.16
                                                                                                                          ---------
      Total Principal Collections                                                                                   $187,066,442.49

  Principal Losses for Collection Period                                                                              $5,225,057.72
  Total Regular Principal Reduction                                                                                 $189,815,990.23

  Total Collections                                                                                                 $215,782,404.18

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $215,782,404.18
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $215,782,404.18



                                     Page 1

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               7

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $4,104,120.59        $4,104,120.59                $0.00
   Amount per $1,000 of Original Balance               0.70                 0.70                 0.00

Net Swap Payment                              $2,572,068.58

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     875,882.02           875,882.02                0.00                 0.00                0.00
   Class A2 B Notes                   2,069,088.03         2,069,088.03                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,934,860.42         2,934,860.42                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                         $10,280,239.62       $10,280,239.62               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:    $10,858,819.62       $10,858,819.62               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $198,247,395.39

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        63,310,737.91
   Regular Principal Distribution Amount    133,067,224.52
                                            --------------
      Principal Distribution Amount        $196,377,962.43

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       51,432,323.49
   Class A2 B Notes                                      144,945,638.94
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $196,377,962.43

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $196,377,962.43

  Collections Released to Servicer                        $1,869,432.96

  Total Available for Distribution         $215,782,404.18
  Total Distribution (incl. Servicing Fee) $215,782,404.18



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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               7

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              93.51                    1.59                    95.11
  Class A2 B Notes                                              93.51                    1.33                    94.85
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.69                     1.69
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $33.94                   $1.78                   $35.72

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $33.28                   $1.84                   $35.12

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $4,639,900,797.23       0.8019510                $4,443,522,834.80       0.7680094
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            439,773,399.28       0.7995880                   388,341,075.79       0.7060747
  Class A2 B Notes                          1,239,361,397.95       0.7995880                 1,094,415,759.01       0.7060747
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $4,755,616,797.23       0.8058343                $4,559,238,834.80       0.7725583

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.97%                                           6.98%
  Weighted Average Remaining Maturity (WAM)             45.73                                           44.95
  Remaining Number of Receivables                     328,323                                         318,783
  Portfolio Receivable Balance              $4,924,944,711.96                               $4,735,122,376.37

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $17,351,224.52
  Specified Credit Enhancement Amount                                                                        $47,351,223.76
  Yield Supplement Overcollateralization Amount                                                             $158,532,317.05
  Target Level of Overcollateralization                                                                     $175,883,541.57

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               7


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $2,407,418.09
  Recoveries from Prior Month Charge-Offs                                                                                $80,098.16
  Total Principal Losses for Collection Period                                                                        $5,225,057.72
  Charge-off Rate for Collection Period (annualized)                                                                          0.67%
  Cumulative Net Losses for all Periods                                                                              $10,202,361.08


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         3,871                $59,579,031.30
  61-90 Days Delinquent                                                                           660                $10,225,647.53
  91-120 Days Delinquent                                                                          219                 $3,428,476.09
  Over 120 Days Delinquent                                                                        161                 $2,793,493.43

  Repossesion Inventory                                                                           443                 $7,254,347.21


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.4924%
  Preceding Collection Period                                                                                               0.6078%
  Current Collection Period                                                                                                 0.6801%
  Three Month Average                                                                                                       0.5934%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1919%
  Preceding Collection Period                                                                                               0.2619%
  Current Collection Period                                                                                                 0.3262%
  Three Month Average                                                                                                       0.2600%



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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               7

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $14,161,590.21                    $66,786.12
  New Advances                                                                           4,234,849.55                     12,761.24
  Servicer Advance Recoveries                                                            5,303,308.72                     26,437.34
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                             $13,093,131.04                    $53,110.02

  Current Month Interest Advances for Prepaid Loans                                        $45,481.65                         $0.10

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $31,569.80
  Additional Payaheads                                                                                                    65,324.89
  Payahead Draws                                                                                                          70,456.82
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                        $26,437.87




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